EXHIBIT 24.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Industrial Holdings, Inc. on Form S-3 of our report dated March 18, 1998, appearing in the Annual Report on Form 10-K of Industrial Holdings, Inc. for the year ended December 31, 1997.

DELOITTE & TOUCHE  LLP

Houston, Texas
May 19, 1998

                                     Ex-2